UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-212006	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the filing following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.05    Costs Associated with Exit or Disposal Activities.

On September 1, 2016, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) issued a joint press statement announcing that the owners of Craig Generating Station Unit 1 have reached an agreement with the Colorado Department of Public Health and Environment, U.S. Environmental Protection Agency (“EPA”), WildEarth Guardians and the National Parks Conservation Association to revise the Colorado Visibility and Regional Haze State Implementation Plan (“SIP”).  Tri-State also issued a press statement on September 1, 2016 announcing that Tri-State’s Nucla Generating Station will be retired as part of the above mentioned agreement on proposed revisions to the SIP.

Under the proposed revision to the SIP, the 427-megawatt Craig Generating Station Unit 1, which is part of a three-unit, coal-fired generating facility in Craig, Colorado, will be retired by December 31, 2025.  The 100-megawatt, coal-fired Nucla Generating Station, which is located in Nucla, Colorado, will be retired by December 31, 2022.  Both units will have more stringent limits on nitrogen oxides (NOx) emissions beginning in 2020.  The New Horizon Mine, which supplies coal to Nucla Generating Station, will cease coal production with the retirement of Nucla Generating Station.  Reclamation efforts at the New Horizon Mine will continue.  Craig Generating Station Unit 2 and Unit 3 will continue to operate and will have additional emissions controls in place to meet SIP requirements.

Tri-State is the operator of Craig Generating Station and owns 24 percent of Craig Generating Station Unit 1.  Our share of Craig Generating Station Unit 1 is 102 megawatts. Tri-State is the operator and sole owner of Nucla Generating Station.

The SIP approved in 2014 required significant nitrogen oxides (NOx) emissions reductions for Craig Generating Station Unit 1 by August 2021.  The owners reviewed several compliance options to meet the new standard, including installing additional emissions controls and switching fuels.

The Craig Generating Station Unit 1 owners ultimately decided to seek an extension to the compliance deadline and unit retirement, rather than installing emissions controls.  The retirement decision is driven by the state and federal regulatory environment for coal-based generation, current and forecasted market conditions, the significant costs to install additional emissions controls, and the best interests of electric consumers.

The decision to retire Nucla Generating Station and propose revising the SIP is driven by the significant costs to install additional emissions controls at Nucla Generating Station under the increasingly stringent regional haze rule, the state and federal regulatory environment for coal-based generation and current and forecasted market conditions.

Under the federal regional haze regulations, the State of Colorado develops and implements a SIP to address visibility in national parks and wilderness areas. Colorado’s plan requires reductions of NOx emissions from generation sources.  Several procedural steps are required to implement the terms of the agreement, including approval by the Colorado Air Quality Control Commission and the EPA.

Tri-State is unable to determine the shutdown costs of Craig Generating Station Unit 1 or Nucla Generating Station at this time.

Item  7.01    Regulation FD Disclosure.

On September 1, 2016, Tri-State issued a joint press statement announcing an agreement on proposed revisions to the Colorado regional haze plan, including an agreement to retire a coal-fired generating unit in western Colorado and a plan that allows for the unit to continue to operate through 2025.  Tri-State also issued a press statement on September 1, 2016 announcing that Tri-State’s Nucla Generating Station will be retired as part of an agreement on proposed revisions to Colorado’s regional haze plan.  A copy of the press statements are attached to this report as Exhibit 99.1 and Exhibit 99.2.

The information contained in this Item 7.01, Exhibit 99.1, and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  In addition, the information contained in this Item 7.01, Exhibit 99.1, and Exhibit 99.2 shall not be incorporated by reference into any of Tri-State’s filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Item  9.01    Financial Statements and Exhibits.

(d)   Exhibits

99.1 – Joint Press Statement dated September 1, 2016

99.2 – Tri-State Press Statement dated September 1, 2016

Certain information contained in this Current Report on Form 8-K and press statements contain forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission.  Tri‑State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them.  However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved.  There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: September 1, 2016	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President and Chief Financial Officer